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                                                                  Exhibit 10.5.1

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


                  This Agreement is made as of September 1, 1999 by and between HARRIS INTERACTIVE, INC., a Delaware corporation with offices at 135 Corporate Woods Boulevard, Rochester, New York 14623 ("HI") and its key executive employee whose name and address appear after his signature at the end of this Agreement ("EXECUTIVE").


                  WHEREAS, Executive is employed by HI in a key executive and managerial role, and as such has access to strategic and proprietary information and material that is critical to the value and success of HI, and

                  WHEREAS, HI is providing access to such strategic and proprietary information in reliance upon the obligations undertaken by Executive in this Agreement, and

                  WHEREAS, HI has provided certain incentives and support to Executive in connection with Executive's employment, and in consideration thereof Executive has agreed that all intellectual and other property developed by Executive during the period of his employment were developed at the request of and on behalf of HI and remain the property of HI, and

                  WHEREAS, Executive and HI mutually agree that any disclosure or unauthorized use of HI strategic and proprietary material will cause grave harm to HI,


                  NOW THEREFORE, in consideration of the continued employment of Executive by HI, the mutual promises herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                  1. CONFIDENTIAL INFORMATION. During the course of his employment, Executive may have access to, develop, or otherwise be exposed to or aware of any and all information and material proprietary to HI or not generally known or available to the public in which HI has any interest or rights now or in the future including without limitation HI's business strategies, customer lists, supplier lists, partners, agreement terms, pricing, databases, products, designs, processes, systems, methods; trade secrets, know-how, data, technical plans, drawings, information, inventions, formulas, technology and anything else that might be construed as proprietary or confidential in nature (the "CONFIDENTIAL INFORMATION"). The Confidential Information shall not include information and material (i) publicly available through no action by the undersigned, (ii) released by HI with a written waiver of confidentiality, (iii) lawfully obtained from third parties, or (iv) previously known or developed by third parties independently of HI and Executive provided that such knowledge or development can be independently substantiated.



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                  2. CONFIDENTIALITY OBLIGATION. The Executive recognizes that the Confidential Information must be kept strictly confidential. During and after termination of Executive's employment by HI, Executive agrees:

         a) to take every reasonable precaution to safeguard and treat the Confidential Information as confidential;

         b) not to disclose the Confidential Information to any third party except as part and in furtherance of the business of HI;

         c) not to use the Confidential Information for any purpose other than for the purpose for which such Confidential Information has been disclosed to the undersigned;

         d) not to disclose or use the Confidential Information in any manner that would not be in furtherance of the interests of HI.

                  3. OWNERSHIP OF INTELLECTUAL PROPERTY. During the term of Executive's employment with HI, Executive may develop, invent, or create, or be involved in the development, invention, or creation of, proprietary material, methods, intellectual property, inventions, or technology including without limitation items or materials that may be patentable. Executive hereby agrees that all such materials, methods, intellectual property, inventions, and technology are developed on behalf of HI and in the course of Executive's employment by HI, and that HI shall be the sole and exclusive owner thereof and shall have all proprietary rights therein. Executive agrees to execute and deliver any assignments, licenses, or other agreements necessary or desirable from time to time to give HI the full benefit of such ownership.

                  4. NON-COMPETITION DURING EMPLOYMENT. The Executive agrees that during the term of Executive's employment with HI, he shall not, directly or indirectly (including among others as a director, officer, employee, agent, partner or equity owner, except as owner of less than 5% of the shares of the publicly traded stock of a corporation, of any entity), compete in any manner with HI.

                  5. NON-COMPETITION AFTER EMPLOYMENT The Executive agrees that for one year after termination of his employment with HI, by HI or Executive for any reason, Executive shall not, directly or indirectly (including among others as a director, officer, employee, agent, partner or equity owner, except as owner of less than 5% of the shares of the publicly traded stock of a corporation, of any entity), competitively solicit or otherwise deal in a competitively way with any of the clients or customers of HI as of the time of his termination (including any client to whom HI has sold services or products in the two years prior to termination and any prospective client or customer who has been targeted or approached by HI within the previous six months) with respect to any services or products

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competitive with those of HI, or which otherwise directly or indirectly in any manner compete with HI in any line of business carried on or planned by HI during Executive's employment.

                  6. COMPENSATION AFTER EMPLOYMENT Except in the event termination of employment by the Executive has been a termination by HI for Cause (as defined below in this Section 6), voluntary termination by Employee, or termination due to death or Permanent Disability of Employee (as defined below in this Section 6), HI in consideration for the Executive's agreeing to be bound by the terms and conditions of this Agreement, agrees that:

         a) that beginning in the month following the date of Executive's termination, to provide the Executive, his designee or estate twelve (12) monthly payment's in an amount equal to one-twelfth (1/12) of the sum of (i)Executive's base annual salary at the rate in effect immediately before the effective date of his termination and (ii) one times the average annual value of the Executive's annual incentive bonus (average based on bonuses earned during the immediately preceding three years), minus that part, if any, which was paid before the actual date of termination;

         b)       pay the Executive's accrued and unused vacation time;

         c) pay all the Executive's expenses which were either incurred in good faith through the effective date of termination or were approved for payment before the effective date of termination;

         d) provide until the end of the twenty-fourth (24th) calendar month following the date of termination of the Executive's employment or if earlier, until, the date the Executive secures comparable coverage through plans of another employer, continuing welfare benefit plan coverage, including but not limited to, health plan coverage and other group insurance coverage comparable to that in effect on the date of termination, provided that, if such coverage is not available under the plans of HI, HI shall reimburse the Executive for his reasonable cost in securing comparable individual coverage; and

         e) pay all amounts to be paid to Executive in accordance with the terms and conditions of any other contract or agreement.

         For purposes of this Section 6, "Cause" shall mean (i) refusal or failure to perform, or misconduct in the performance of, the ordinary and customary duties of Executive as required by HI from time to time provided that such duties are of the general nature and type performed by the Executive in the six months preceding the date of this Agreement and further provided that such refusal, failure, or misconduct has continued after HI has given Executive fifteen days written notice of same, (ii) overt and willful disobedience of orders or directives issued by the Board of Directors of HI that are within the customary scope of Executive's duties to HI, (iii)

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conviction or of commission of any felony, whether or not related to performance of duties under this Agreement, (iv) commission of any other illegal act if committed in connection with the performance of duties for HI if such act could reasonably tend to bring HI or Executive into disrepute in the community, (v) violation of the material terms of this Agreement, and/or (vi) material violation of HI's written rules, regulations or policies.

         For purposes of this Section 6, "Permanent Disability" shall mean Executive is under a legal decree of incompetency, or Executive is subject to a medical determination that Executive, due to a medically determinable disease, injury or other mental or physical condition, has been unable to perform on a full-time basis substantially all of Executive's regular duties for HI for a period of at least six months, and that such condition is permanent, or more likely than not to be permanent, based on the then available medical information. A medical determination of disability shall exist upon the receipt by HI of the written opinion of a licensed physician who has examined Executive, which opinion is that Executive is disabled as described herein. If Executive disagrees with the opinion of such physician (the "First Physician"), then Executive may engage, at his expense, another licensed physician (the "Second Physician") to examine Executive. The Second Physician shall confer with the First Physician and, if they together agree in writing that Executive is or is not disabled, then their written opinion shall be conclusive as to such matter. If the First and Second Physicians do not so agree, then they shall choose a third licensed physician (the "Third Physician") to examine Executive. The expense of the Third Physician shall be borne one-half (1/2) by Executive and one-half (1/2) by HI. The three (3) physicians shall confer, and the written opinion of a majority of three (3) physicians shall be conclusive as to such disability or the absence thereof.

                  7. REMEDIES. Employee acknowledges that HI's damages for any breach of this Agreement will be difficult to calculate, that legal remedies for a breach of this provision will be inadequate, and that therefore HI shall be entitled to obtain injunctive relief to enforce this provision in addition to any other remedy at law or equity.

                  8. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of New York, without reference to principles of conflicts of laws.

                  9. ENTIRE AGREEMENT/WAIVERS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall not be modified or amended except in writing signed by both of the parties. No waiver of any breach of this Agreement shall be a waiver of any preceding or succeeding breach, and no waiver of any right under this Agreement shall be construed as a waiver of any other right. HI or the Executive shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

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                  10. SEVERABILITY. If one or more of the provisions in this
Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


HARRIS INTERACTIVE, INC.

                                                   /s/ Gordon S Black
                                         ---------------------------------------
By:     /s/ David H. Clemm                             Executive
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                                         Address: 9 Hidden Springs
                                                  Pittsford, New York 14534

Title: President
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